UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2012

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (305) 441-6901

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 27, 2012, Spanish Broadcasting System, Inc. (the “Company”) announced that it had commenced an offering of $275 million in aggregate principal amount of first-priority senior secured notes due 2017 (the “Notes”). A copy of the Company’s press release regarding the Notes is attached as Exhibit 99.1 to this Form 8-K.

The Notes will be offered solely by means of a private placement either to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or to certain persons outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This Current Report on Form 8-K is not an offer to sell, or the solicitation of an offer to buy any securities.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	— Press Release of Spanish Broadcasting System, Inc., dated January 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)

January 27, 2012	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administrative
Officer, Senior Executive Vice President and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Spanish Broadcasting System, Inc., dated January 27, 2012.

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